                                                                       Exhibit 2




                          AGREEMENT AND PLAN OF MERGER

                          dated as of October 1, 1996,

                                     among

                           Ramsay Managed Care, Inc.,

                           Ramsay Health Care, Inc.,

                                      and

                             RHCI Acquisition Corp.

                               TABLE OF CONTENTS
                               -----------------

                                                                   Page
                                                                   ----
      ARTICLE I.       THE MERGER................................     1

         SECTION 1.01      The Merger............................     1
         SECTION 1.02      Conversion of Shares..................     2
         SECTION 1.03      Surrender and Payment.................     3
         SECTION 1.04      Stock Options, Warrants and
                           Restricted Stock......................     5
         SECTION 1.05      Adjustments...........................     6
         SECTION 1.06      Fractional Shares.....................     6
         SECTION 1.07      Dissenting Shares.....................     7

      ARTICLE II.      THE SURVIVING CORPORATION.................     8

         SECTION 2.01      Certificate of Incorporation..........     8
         SECTION 2.02      Bylaws................................     8
         SECTION 2.03      Directors and Officers................     8

      ARTICLE III.     REPRESENTATIONS AND WARRANTIES OF THE
                       COMPANY...................................     8

          SECTION 3.01     Corporate Existence and Power.........     8
          SECTION 3.02     Corporate Authorization...............     9
          SECTION 3.03     Governmental Authorization............     9
          SECTION 3.04     Non-Contravention.....................     9
          SECTION 3.05     Capitalization........................    10
          SECTION 3.06     Subsidiaries..........................    10
          SECTION 3.07     SEC Filings...........................    12
          SECTION 3.08     Financial Statements..................    12
          SECTION 3.09     Joint Proxy Statement/Prospectus;
                           Registration Statement................    13
          SECTION 3.10     Absence of Certain Changes............    13
          SECTION 3.11     No Undisclosed Material Liabilities....   15
          SECTION 3.12     Litigation............................    16
          SECTION 3.13     Taxes.................................    16
          SECTION 3.14     Tax Free Merger.......................    16
          SECTION 3.15     ERISA.................................    17
          SECTION 3.16     Compliance with Laws..................    20
          SECTION 3.17     Finders' Fees.........................    20
          SECTION 3.18     Opinion of Financial Advisor..........    20
          SECTION 3.19     Vote Required.........................    20
          SECTION 3.20     Medicare and Medicaid.................    21

      ARTICLE IV.      REPRESENTATIONS AND WARRANTIES OF RHCI....    21

          SECTION 4.01     Corporate Existence and Power.........    21
          SECTION 4.02     Corporate Authorization...............    22


                                                                      Page
                                                                      ----
          SECTION 4.03          Governmental Authorization............  22
          SECTION 4.04          Non-Contravention.....................  22
          SECTION 4.05          Capitalization........................  23
          SECTION 4.06          Subsidiaries..........................  24
          SECTION 4.07          SEC Filings...........................  25
          SECTION 4.08          Financial Statements..................  26
          SECTION 4.09          Joint Proxy Statement/Prospectus
                                Registration Statement................  26
          SECTION 4.10          Absence of Certain Changes............  27
          SECTION 4.11          No Undisclosed Material Liabilities...  29
          SECTION 4.12          Litigation............................  29
          SECTION 4.13          Taxes.................................  29
          SECTION 4.14          Tax Free Merger.......................  30
          SECTION 4.15          ERISA.................................  31
          SECTION 4.16          Compliance with Laws..................  32
          SECTION 4.17          Finders' Fees.........................  32
          SECTION 4.18          Opinion of Financial Advisor..........  32
          SECTION 4.19          Vote Required.........................  33
          SECTION 4.20          Medicare and Medicaid.................  33

      ARTICLE V.       COVENANTS OF THE COMPANY.......................  34

          SECTION 5.01          Conduct of the Company................  34
          SECTION 5.02          Access to Information.................  35
          SECTION 5.03          Other Offers..........................  36
          SECTION 5.04          Notices of Certain Events.............  36
          SECTION 5.05          Affiliates............................  37
          SECTION 5.06          Tax Letters...........................  37

      ARTICLE VI.      COVENANTS OF RHCI..............................  38

          SECTION 6.01          Conduct of RHCI.......................  38
          SECTION 6.02          Access to Information.................  38
          SECTION 6.03          Obligations of Merger Subsidiary......  38
          SECTION 6.04          Director and Officer Liability........  39
          SECTION 6.05          NASDAQ National Market System Listing.  39
          SECTION 6.06          Notice of Certain Events..............  39

      ARTICLE VII.      COVENANTS OF RHCI AND THE COMPANY.............  40

          SECTION 7.01          Best Efforts..........................  40
          SECTION 7.02          Certain Filings.......................  40
          SECTION 7.03          Public Announcements..................  40
          SECTION 7.04          Further Assurances....................  40
          SECTION 7.05          Stockholder Meeting...................  41

                                                                      Page
                                                                      ----
           SECTION 7.06         Preparation of the Joint Proxy
                                Statement/Prospectus and
                                Registration Statement................  41

      ARTICLE VIII. CONDITIONS TO THE MERGER..........................  42

           SECTION 8.01         Conditions to the Obligations of
                                Each Party............................  42
           SECTION 8.02         Conditions to the Obligations of
                                RHCI and Merger Subsidiary............  43
           SECTION 8.03         Conditions to the Obligations of
                                the Company...........................  43

      ARTICLE IX.   TERMINATION.......................................  45

           SECTION 9.01         Termination...........................  45
           SECTION 9.02         Effect of Termination.................  46

      ARTICLE X.    MISCELLANEOUS.....................................  46

           SECTION 10.01        Notices...............................  46
           SECTION 10.02        Survival of Representations and
                                Warranties............................  47
           SECTION 10.03        Amendments; No Waivers................  47
           SECTION 10.04        Fees and Expenses.....................  48
           SECTION 10.05        Successors and Assigns................  48
           SECTION 10.06        Governing Law.........................  48
           SECTION 10.07        Counterparts; Effectiveness...........  48
           SECTION 10.08        Entire Agreement......................  49

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


                      AGREEMENT AND PLAN OF MERGER dated as of October 1, 1996,
            among Ramsay Managed Care, Inc., a Delaware corporation (the "Company"), Ramsay Health Care, Inc., a Delaware corporation ("RHCI"), and RHCI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of RHCI ("Merger Subsidiary").

                      WHEREAS, the Boards of Directors of RHCI, Merger
            Subsidiary and the Company have (in the case of the Company and RHCI, following the recommendation of their respective special committees) approved this Agreement and the Merger (as defined below);

                      WHEREAS, for federal income tax purposes, it is intended
            that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined below); and

                      WHEREAS, for accounting purposes, it is intended that the
            Merger shall be accounted for as a purchase.

                      NOW, THEREFORE, in consideration of the foregoing and the
            respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER
                                   ----------

                      SECTION 1.01  The Merger.  (a)  At the Effective Time (as
                                    ----------
            defined in Section 1.01(b) below), Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law"), whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

                      (b) As soon as practicable after satisfaction or, to the
            extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The closing of the Merger will take place at the offices of Haythe & Curley, 237 Park Avenue, New York, New York 10017,
            or such other place as the parties may agree. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger (the "Effective Time").

                      (c) From and after the Effective Time, the Surviving
            Corporation shall possess all the assets, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Delaware Law.

                        SECTION 1.02  Conversion of Shares.  At the Effective
                                      --------------------
            Time:

                        (a) (i)  each outstanding share of common stock, $.01
                      par value per share (the "Shares"), of the Company and
                      (ii) each share of series 1996 convertible preferred stock, $.01 par value per share (the "Company Preferred Shares"), of the Company held by the Company as treasury stock or owned by RHCI or any subsidiary of RHCI immediately prior to the Effective Time shall be cancelled, and no payment shall be made with respect thereto;

                        (b) each share of common stock, $.01 par value per
                      share, of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, $.01 par value per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation;

                        (c) each Share outstanding immediately prior to the
                      Effective Time shall, except as otherwise provided in
                      Section 1.02(a) or as provided in Section 1.07 with respect to Shares as to which appraisal rights have been exercised, be converted into the right to receive one-third (1/3)(the "Conversion Number") of a fully paid and nonassessable share of RHCI's common stock, $.01 par value per share (the "RHCI Common Stock"), including Rights (as hereafter defined) in respect thereof under the Rights Plan (as hereafter defined); and

                      (d) each Company Preferred Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.02(a) or as provided in Section 1.07 with respect to Company Preferred

                      Shares as to which appraisal rights have been exercised, be converted into the right to receive one (1) (the "Preferred Conversion Number") fully paid and nonassessable share of RHCI's Class B Preferred Stock, Series 1996, $1.00 par value per share having the rights and preferences set forth in Section 8.03(iii) hereof (the "RHCI Series 1996 Preferred Stock").

                                SECTION 1.03  Surrender and Payment. (a) Prior
                                              ---------------------
            to the Effective Time, RHCI shall appoint an agent reasonably acceptable to the Company (which may be First Union National Bank of North Carolina ("First Union of North Carolina")) (the "Exchange Agent") for the purpose of exchanging certificates representing Shares and Company Preferred Shares. As of the Effective Time, RHCI shall deposit with the Exchange Agent for the benefit of the holders of Shares and Company Preferred Shares, as the case may be, for exchange in accordance with this Section 1.03, through the Exchange Agent, (i) certificates representing the shares of RHCI Common Stock issuable pursuant to Section 1.02 in exchange for outstanding Shares and (ii) certificates representing the shares of RHCI Series 1996 Preferred Stock issuable pursuant to Section 1.02 in exchange for outstanding Company Preferred Shares. Promptly after the Effective Time, RHCI will send, or will cause the Exchange Agent to send, to each holder of Shares and Company Preferred Shares, as the case may be, at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing Shares or Company Preferred Shares, as the case may be, to the Exchange Agent).

                                (b) (i) Each holder of Shares that have been
            converted into a right to receive RHCI Common Stock, upon surrender to the Exchange Agent of a certificate or certificates representing such Shares, together with a properly completed letter of transmittal covering such Shares, will be entitled to receive in exchange therefor (1) that number of whole shares of RHCI Common Stock which such holder has the right to receive pursuant to Section 1.02, and (2) cash in lieu of fractional shares of RHCI Common Stock which such holder has the right to receive pursuant to Section 1.06, and the certificate or certificates for Shares so surrendered shall be cancelled. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive upon such surrender the certificate representing shares of RHCI Common Stock and cash in lieu of any fractional shares of RHCI Common Stock as contemplated by this Section 1.03 and Section 1.06.

                                (ii) Each holder of Company Preferred Shares
            that have been converted into a right to receive RHCI Series 1996 Preferred Stock, upon surrender to the Exchange Agent of a certificate or certificates representing such Company Preferred Shares, together with a properly completed letter of transmittal covering such Company Preferred Shares, will be entitled to receive in exchange therefor that number of whole shares of RHCI Series 1996 Preferred Stock which such holder has the right to receive pursuant to Section 1.02, and the certificate or certificates for Company Preferred Shares so surrendered shall be cancelled. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes, only the right to receive upon such surrender the certificate representing shares of RHCI Series 1996 Preferred Stock as contemplated by this Section 1.03.

                                (c) If any shares of RHCI Common Stock or RHCI
            Series 1996 Preferred Stock, as the case may be, are to be issued to a Person other than the registered holder of the Shares or the Company Preferred Shares, respectively, represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such issuance that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance to a Person other than the registered holder of such Shares or such Company Preferred Shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. For purposes of this Agreement, "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                                (d) After the Effective Time, there shall be no
            further registration of transfers of Shares or Company Preferred Shares. If, after the Effective Time, certificates representing Shares or Company Preferred Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided for, and in accordance with the procedures set forth, in this Article I.

                                (e) Any shares of RHCI Common Stock or RHCI
            Series 1996 Preferred Stock made available to the Exchange Agent pursuant to Section 1.03(a) that remain unclaimed by the holders of Shares or Company Preferred Shares, as the case may be, six months after the Effective Time shall be returned to RHCI, upon demand, and any such holder who has not exchanged his Shares or Company Preferred Shares, as the case may be, in accordance with this Section prior to that time shall thereafter look only to RHCI to exchange such Shares or such Company Preferred Shares. Notwithstanding the foregoing, RHCI shall not be liable to any holder of Shares or Company Preferred Shares, as the case may be, for any amount paid, or any shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock delivered, to a public official pursuant to applicable abandoned property laws. Any shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock or other amounts remaining unclaimed by holders of Shares or Company Preferred Shares, as the case may be, two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of RHCI free and clear of any claims or interest of any Person previously entitled thereto.

                      (f) No dividends or other distributions on shares of RHCI
            Common Stock or RHCI Series 1996 Preferred Stock shall be paid to the holder of any unsurrendered certificates representing Shares or Company Preferred Shares, as the case may be, until such certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the person in whose name the certificates representing the shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock, as the case may be, into which such shares were converted are registered, all dividends and other distributions paid in respect of such RHCI Common Stock or RHCI Series 1996 Preferred Stock, as the case may be, on a date subsequent to, and in respect of a record date after, the Effective Time.

                      (g) Any shares of RHCI Common Stock or RHCI Series 1996
            Preferred Stock made available to the Exchange Agent pursuant to
            Section 1.03(a) to be exchanged for Shares or Company Preferred Shares, as the case may be, for which appraisal rights have been perfected shall be returned to RHCI, upon demand.

                      SECTION 1.04  Stock Options, Warrants and Restricted
                                    --------------------------------------
            Stock.  (a)  At the Effective Time, each outstanding option to
            -----
            purchase Shares (a "Company Option"), whether or not exercisable, and whether or not vested, and each outstanding warrant to purchase Shares (a "Company Warrant") shall become an option or warrant to purchase the number of shares of RHCI Common Stock equal to the number of Shares that could have been purchased under such Company Option or Company Warrant multiplied by the Conversion

            Number, at a price per share of RHCI Common Stock equal to the option exercise price of such Company Option divided by the Conversion Number or the price per share of RHCI Common Stock equal to the warrant exercise price of such Company Warrant divided by the Conversion Number (a "Substitute Security"). No fractional shares of RHCI Common Stock shall be the subject of or issued in connection with the exercise of any such Substitute Securities; rather, the aggregate number of shares which are the subject of and which are to be issued pursuant to any such exercise of Substitute Securities shall be rounded up or down to the nearest whole number. Each Substitute Security shall be subject to all of the other terms and conditions of the original Company Option or original Company Warrant to which it relates, including the vesting schedule and conditions to the exercisability thereof.

                      (b) At the Effective Time, each Share subject to transfer
            restrictions or repurchase rights (the "Restricted Stock") shall upon conversion into the Conversion Number of shares of RHCI Common Stock be subject to the same terms and conditions, including such transfer restrictions or repurchase rights, as the Restricted Stock.

                      (c) Prior to the Effective Time, (i) the Company shall use its best efforts to obtain any consents from holders of Company Options granted under the Company's stock option or compensation plans or arrangements or holders of the Restricted Stock, as the case may be, and (ii) the Company and RHCI shall make any amendments to the terms of such stock option award or plan or compensation plans or arrangements or other applicable agreements (including using their respective best efforts to obtain any necessary stockholder consents or approvals in connection therewith) that, in the case of either clauses (i) or (ii), are necessary to give effect to the transactions contemplated by Section 1.04(a) and (b).

                      SECTION 1.05  Adjustments.  If at any time during the
                                    -----------
            period between the date of this Agreement and the Effective Time, any change in the outstanding shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Conversion Number or the Preferred Conversion Number, as the case may be, shall be appropriately adjusted.

                      SECTION 1.06  Fractional Shares.  (a)  No fractional
                                    -----------------
            shares of RHCI Common Stock shall be issued in the Merger. All fractional shares of RHCI Common Stock that a holder of Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the average of the daily closing sale price per share of RHCI Common Stock on the NASDAQ National Market System for the ten trading days next preceding the Effective Time by the fraction of a share of RHCI Common Stock to which such holder would otherwise have been entitled. Alternatively, RHCI shall have the option of instructing the Exchange Agent to aggregate all fractional shares of RHCI Common Stock, sell such shares in the public market and distribute to holders of Shares a pro rata portion of the proceeds of such sale. No such cash in lieu of fractional shares of RHCI Common Stock shall be paid to any holder of Shares until certificates representing such Shares are surrendered and exchanged in accordance with Section 1.03.

                      (b) No fractional shares of RHCI Series 1996 Preferred
            Stock shall be issued in the Merger. Each holder of Company Preferred Shares who would by virtue of this Article I be entitled to receive as a result of the Merger an aggregate number of shares of RHCI Series 1996 Preferred Stock comprising a fractional share, will have the right to receive an aggregate number of shares of RHCI Series 1996 Preferred Stock rounded up or down to the nearest whole share of RHCI Series 1996 Preferred Stock.

                      SECTION 1.07   Dissenting Shares.  Notwithstanding Section
                                     -----------------
            1.02, Shares and Company Preferred Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares or Company Preferred Shares, as the case may be, in accordance with Delaware Law shall not be converted into a right to receive shares of RHCI Common Stock (or cash in lieu of any fractional shares thereof) or RHCI Series 1996 Preferred Stock, as the case may be, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses his right to appraisal, such Shares or Company Preferred Shares, as the case may be, shall be treated as if they had been converted as of the Effective Time into a right to receive shares of RHCI Common Stock (and cash in lieu of any fractional shares thereof) or RHCI Series 1996 Preferred Stock, as the case may be. The Company shall give RHCI prompt notice of any demands received by the Company for appraisal of Shares or Company Preferred Shares, and RHCI shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of RHCI, make any payment with respect to, or settle or offer to settle, any such demands.

                                  ARTICLE II.

                           THE SURVIVING CORPORATION
                           -------------------------

                      SECTION 2.01  Certificate of Incorporation.  The
                                    ----------------------------
            certificate of incorporation of Merger Subsidiary in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

                      SECTION 2.02  Bylaws.  The bylaws of Merger Subsidiary in
                                    ------
            effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

                      SECTION 2.03  Directors and Officers.  From and after the
                                    ----------------------
            Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

                                  ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

                        The Company represents and warrants to RHCI that:



                      SECTION 3.01  Corporate Existence and Power.  The Company
                                    -----------------------------
            is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries (as defined in Section 3.06(a) hereof) taken as a whole (a "Company Material Adverse Effect"). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore delivered to RHCI true and complete copies of the Company's certificate of incorporation and bylaws as currently in effect.

                      SECTION 3.02  Corporate Authorization.  The execution,
                                    -----------------------
            delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company are within the Company's corporate powers and, except for any required approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of the Company.

                      SECTION 3.03  Governmental Authorization.  The execution,
                                    --------------------------
            delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Law and (ii) compliance with applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the "Exchange Act"), except where the failure of any such action to be taken or filing to be made would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

                      SECTION 3.04  Non-Contravention.  Except as disclosed on
                                    -----------------
            Exhibit 3.04 to the Company Disclosure Schedule delivered by the Company to RHCI simultaneously with the execution and delivery hereof (the "Company Disclosure Schedule"), the execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (iii) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its

            Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any material agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or
            (iv) result in the creation or imposition of any Lien on any material asset of the Company or any of its Subsidiaries, except for any occurrences or results referred to in clauses (ii), (iii) and
            (iv) which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent consummation of the transactions contemplated hereby.
            For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance or adverse claim of any kind in respect of such asset.

                      SECTION 3.05  Capitalization.  The authorized capital
                                    --------------
            stock of the Company consists of 20,000,000 Shares and 1,000,000 shares of preferred stock, $.01 par value per share, of which 100,000 shares have been designated as Company Preferred Shares. As of September 15, 1996, there were outstanding (w) 6,397,304 Shares,
            (x) 100,000 Company Preferred Shares (which such shares were then convertible into 3,000,000 Shares), (y) Company Options to purchase an aggregate of 1,170,750 Shares and (z) Company Warrants to purchase an aggregate of 640,000 Shares. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section and except for changes since September 15, 1996 resulting from the exercise of Company Options, Company Warrants or other obligations to issue Shares referred to above outstanding on such date, there are outstanding as of the date hereof (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) no options, warrants or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

                      SECTION 3.06  Subsidiaries.  (a)  Each Subsidiary of the
                                    ------------
            Company is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all corporate, partnership or company powers, as applicable, and, to the Company's knowledge, all material governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted. Each Subsidiary of the Company is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be so would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. For purposes of this Agreement, "Subsidiary" of any Person means (i) any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person and (ii) any partnership of which such Person is a general partner.

                      (b) Except (i) in the case of certain Subsidiaries, the
            stock of which is pledged to First Union National Bank of Florida ("First Union of Florida") in connection with the transactions contemplated by the Loan and Security Agreement dated as of April 6, 1995 between FPM Behavioral Health, Inc. and First Union of Florida, as amended (the "FPM Loan Agreement"), (ii) in the case of a certain Subsidiary, the stock of which is pledged to Phoenix South Community Mental Health Center, Inc. pursuant to the Stock Pledge Agreement dated June 30, 1994, and (iii) for certain limitations and restrictions set forth in the FPM Loan Agreement, all of the outstanding capital stock or other ownership interests, as applicable, of each Subsidiary of the Company which is owned by the Company, directly or indirectly, is owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, as applicable). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company, or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company
            Subsidiary Securities.

                      SECTION 3.07  SEC Filings.  (a)  The Company has delivered
                                    -----------
            or made available to RHCI (i) its annual report on Form 10-KSB for the fiscal year ended June 30, 1996 (the "Company 10-K"), (ii) its proxy statement relating to the annual meeting of stockholders held on November 10, 1995, and (iii) all of its other reports, statements, schedules and registration statements filed by the Company with the Securities and Exchange Commission (the "SEC") since June 30, 1996, and in each case all materials incorporated therein by reference or filed therewith as exhibits (the filings referred to in clauses (i) through (iii) above and the materials referred to above, in each case delivered or made available to RHCI prior to the date hereof, being hereinafter referred to as the "Company SEC Filings").

                      (b) As of its filing date, each such report or statement
            filed pursuant to the Exchange Act complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                      (c) Each such registration statement and any amendment
            thereto filed pursuant to the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act"), as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                      SECTION 3.08  Financial Statements.  The audited
                                    --------------------
            consolidated financial statements of the Company and its consolidated Subsidiaries included in the Company 10-K referred to in Section 3.07 fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

                      SECTION 3.09  Joint Proxy Statement/Prospectus;
                                    ---------------------------------
            Registration Statement.  None of the information supplied by the
            ----------------------
            Company for inclusion in (a) the joint proxy statement relating to the meetings of the Company's and RHCI's stockholders to be held in connection with the Merger (also constituting the prospectus in respect of RHCI Common Stock to be exchanged for Shares in the Merger) (the "Joint Proxy Statement/Prospectus"), to be filed by the Company and RHCI with the SEC, and any amendments or supplements thereto, or (b) the Registration Statement on Form S-4 (the "Registration Statement") to be filed by RHCI with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times such documents are filed, and, in the case of the Joint Proxy Statement/Prospectus, at the time the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time such stockholders vote on adoption of this Agreement and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable provisions of the Exchange Act, the Securities Act and state securities laws.

                      SECTION 3.10  Absence of Certain Changes.  Except as
                                    --------------------------
            contemplated hereby or as described or provided for in any Company SEC Filing or as disclosed on Exhibit 3.10 to the Company Disclosure Schedule, since June 30, 1996, the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices and there has not been:

                      (a) any event, occurrence or development or state of circumstances or facts, which affects or relates to the Company or any of its Subsidiaries or the industry in which they operate, which has had or would reasonably be expected to have a Company Material Adverse Effect;

                       (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

                        (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

                        (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

                        (e) any creation or assumption by the Company or any of its Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

                        (f) any making of any loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly owned Subsidiaries made in the ordinary course of business consistent with past practices;

                        (g) any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles or to conform a Subsidiary's accounting policies and practices to those of the Company;

                        (h) except for contractual obligations existing on the date hereof, other than in the ordinary course of business consistent with past practices, any (i) grant of any severance or termination pay to any director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries except in the ordinary course of business consistent with past practice with persons who are not executive officers, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any of its Subsidiaries, other than in the ordinary course of business consistent with past practices or

                  (v) acceleration of the exercisability or vesting of any Company Options or Restricted Stock, as the case may be;

                        (i) any material labor dispute, other than individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at June 30, 1996 or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

                        (j) any actual or, to the Company's knowledge,
                  threatened dispute between the Company or any of its Subsidiaries and any vendor or customer, other than disputes which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

                        (k) any actual or, to the Company's knowledge,
                  threatened suspension or cancellation of any governmental license, permit, authorization, consent or approval, other than those the suspension or cancellation of which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

                        (l) to the Company's knowledge, any change in any federal or state law, rule or regulationapplicable to the Company or any of its Subsidiaries, or in the interpretation or application thereof, which individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect.

                        SECTION 3.11  No Undisclosed Material Liabilities.
                                      -----------------------------------

            Except as described or provided for in any Company SEC Filing, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which, individually or in the aggregate, have or would reasonably be expected to have a Company Material Adverse Effect, other than:

                         (i) liabilities disclosed or provided for in the
                 Company's consolidated balance sheet dated as of June 30, 1996 included in the Company 10-K;

                         (ii) liabilities incurred in the ordinary course of
                 business consistent with past practices since June 30, 1996, which in the aggregate are not material to the Company and its Subsidiaries, taken as a whole; and

                        (iii) liabilities under this Agreement.

                            SECTION 3.12  Litigation.  Except as described or
                                          ----------
            provided for in any Company SEC Filing or as disclosed on Exhibit
            3.12 to the Company Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                            SECTION 3.13  Taxes.  (i) The Company and its
                                          -----
            Subsidiaries have timely filed all tax returns, statements, reports and forms required to be filed with any tax authority when due in accordance with all applicable laws except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) no deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof except for deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iii) the Company is not liable and it is not reasonably likely that the Company will be liable for any taxes not heretofore paid or reserved against in the Company June 30, 1996 financial statements except those which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                            For purposes of this Agreement, "tax" or "taxes"
            means all net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding company, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

                            SECTION 3.14  Tax Free Merger.  (a)  At the
                                          ---------------
            Effective Time, the Surviving Corporation will hold at least

            90 percent of the fair market value of the net assets, and at least 70 percent of the fair market value of the gross assets, held by the Company prior to the Merger. For purposes of this representation, amounts used by the Company to pay reorganization expenses and all redemptions, distributions and payments, in cash or property, made by the Company in connection with the Merger shall be included as assets of the Company prior to the Merger.

                      (b) In the Merger, Shares and Company Preferred Shares
            representing control of the Company, as defined in Section 368(c)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), will be exchanged solely for voting stock of RHCI. For purposes of this representation, Shares and Company Preferred Shares exchanged for cash or other property originating with RHCI will be treated as outstanding Shares and Company Preferred Shares on the date of the Merger.

                      (c) There is no intercorporate indebtedness existing
            between RHCI and the Company or between Merger Subsidiary and the Company that was issued, acquired, or will be settled, in any case at a discount.

                      (d) Except as provided in Section 10.04 of this Agreement, the Company and the stockholders of the Company will pay their respective expenses, if any, incurred in connection with the Merger.

                      (e) The Company is not an investment company as such term
            is defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

                      (f) The Company is not under the jurisdiction of a court
            in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                      (g) On the Effective Date, the fair market value of the
            assets of the Company will exceed the sum of the Company's liabilities plus the amount of liabilities, if any, to which the assets are subject.

                      (h) The Company has not knowingly taken, and will not
            knowingly take, any action that would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                      SECTION 3.15  ERISA.  (a) "Employee Plans" shall mean each
                                    -----
            "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which
            (i) is subject to any provision
            of ERISA and (ii) is maintained, administered or contributed to by the Company or any affiliate (as defined below) and covers any employee or former employee of the Company or any affiliate or under which the Company or any affiliate has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof will be promptly furnished to RHCI after the date of this Agreement. For purposes of this Section and Section 4.15, "affiliate" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code. No Employee Plan individually or collectively constitutes a "defined benefit plan" as defined in Section 3(35) of ERISA.

                      (b) No Employee Plan constitutes a "multiemployer plan",
            as defined in Section 3(37) of ERISA, and no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No Employee Plan is subject to Title IV of ERISA. Neither the Company nor any of its affiliates has incurred, nor has reason to expect to incur, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any of its Subsidiaries or any officer or director of the Company or any of its Subsidiaries subject to any liability under Title I of ERISA or liable for any tax pursuant to
            Section 4975 of the Code that would have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                      (c) Except as disclosed on Exhibit 3.15 to the Company
            Disclosure Schedule or except to the extent it would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code and (ii) each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, final rules and final regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan.

                      (d) Except to the extent it would not have, or reasonably
            be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1) or 280G of the Code.

                      (e) "Benefit Arrangement" shall mean each employment,
            severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, health or medical insurance or other benefits) which
            (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its affiliates and (iii) covers any employee or former employee of the Company or any of its affiliates. Copies or descriptions of the Benefit Arrangements will be promptly furnished to RHCI. The Company will promptly furnish to RHCI a schedule showing all outstanding Company Options, including the applicable exercise price with respect thereto. Except to the extent that it would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

                      (f) Except to the extent that it would not have, or
            reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the transactions contemplated hereby will not result in any liability for severance pay to any employee or accelerate the exercisability or vesting of any Company Options or Restricted Stock, as the case may be, nor will any employee be entitled to any payment solely by reason of such transactions.

                      (g) The Company does not provide, nor has it made any
            current or past commitment to provide, post-retirement health or medical benefits for retired employees of the Company or its Subsidiaries, except as specifically required under Section 4980B of the Code or Section 601 of ERISA. The Company has substantially complied with the notice and continuation requirements of Section 4980B of the Code and Section 601 of ERISA.

                      (h) Except as disclosed on Exhibit 3.15 to the Company
            Disclosure Schedule and subject to the provisions of Section 3.10(h), there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which in the aggregate would increase the per employee expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred on a per employee basis in respect thereof for the fiscal year ended on June 30, 1996 except to the extent, with respect to all employees, that such increase results from premium increases in the normal course or as would not have, or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                      SECTION 3.16  Compliance with Laws.  Except as described
                                    --------------------
            or provided for in any Company SEC Filing or as disclosed on Exhibit
            3.16 to the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations other than violations which would not, in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                      SECTION 3.17  Finders' Fees.  Except for Dean Witter
                                    -------------
            Reynolds, Inc. ("Dean Witter"), there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                      SECTION 3.18  Opinion of Financial Advisor.  The Company
                                    ----------------------------
            has received the opinion of Dean Witter to the effect that, as of the date of such opinion, the Conversion Number and the Preferred Conversion Number is fair to the Company's stockholders from a financial point of view, a copy of which opinion will be delivered to RHCI.

                      SECTION 3.19  Vote Required.  Except as contemplated by
                                    -------------
            this Agreement, the affirmative vote of the holders of a majority of the outstanding (i) voting power of the Shares and Company Preferred Shares, voting together as a single class, and (ii) Company Preferred Shares, voting as a separate class, are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                      SECTION 3.20  Medicare and Medicaid.  The Company and its
                                    ---------------------
            Subsidiaries have complied in all material respects with all Medicare and Medicaid laws, rules and regulations and have filed all returns, cost reports and other filings in the manner prescribed, except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All returns, cost reports and other filings made by the Company and its Subsidiaries to Medicare, Medicaid or any other governmental health or welfare related entity or any other third party payor are in all material respects true and complete, except where the failure to be so would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No deficiency in any such returns, cost reports and other filings, including deficiencies for late filings, has been asserted or, to the Company's knowledge, threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid claims or third party payor, and, to the knowledge of the Company, there is no basis for any claims or requests for reimbursement from any such agency, instrumentality, entity or third party payor except for any deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been subject to any audit relating to fraudulent Medicare or Medicaid procedures or practices, except for audits which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
                                  ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF RHCI
                     --------------------------------------

                  RHCI represents and warrants to the Company that:

                  SECTION 4.01  Corporate Existence and Power.  Each of RHCI
                                -----------------------------
            and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, permits, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of RHCI and its Subsidiaries taken as a whole (a "RHCI Material Adverse Effect"). RHCI is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect. RHCI has heretofore delivered to the Company true and complete copies of RHCI's certificate of incorporation and bylaws as currently in effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

                      SECTION 4.02  Corporate Authorization.  The execution,
                                    -----------------------
            delivery and performance by RHCI and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary are within the corporate powers of RHCI and Merger Subsidiary and have been duly authorized by all necessary corporate action, except for any required approval by RHCI's stockholders of the issuance of RHCI Common Stock and RHCI Series 1996 Preferred Stock in connection with the Merger. This Agreement constitutes a valid and binding agreement of RHCI and Merger Subsidiary.

                      SECTION 4.03  Governmental Authorization.  The execution,
                                    --------------------------
            delivery and performance by RHCI and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (i) the filing of a certificate of merger in accordance with Delaware Law;
            (ii) compliance with any applicable requirements of the HSR Act, the Exchange Act and the Securities Act; (iii) compliance with the listing requirements of the National Association of Securities Dealers, Inc. ("NASD"); and (iv) compliance with any applicable state securities or Blue Sky laws, except where the failure of any such action to be taken or filing to be made would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

                      SECTION 4.04  Non-Contravention.  Except with respect to
                                    -----------------
            (x) the Credit Agreement (the "RHCI Credit Agreement") dated as of May 15, 1993 among RHCI, certain

            Subsidiaries of RHCI, Societe Generale, New York Branch, First Union National Bank of North Carolina and Hibernia National Bank, as amended, and (y) the Trust Indenture (the "RHCI Trust Indenture") dated as of March 31, 1990 among RHCI, certain Subsidiaries of RHCI, the Citizens and Southern National Bank and Susan L. Adams, as amended, the execution, delivery and performance by RHCI and Merger Subsidiary of this Agreement and the consummation of the Merger by Merger Subsidiary do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of RHCI or Merger Subsidiary, (ii) assuming compliance with the matters referred to in
            Section 4.03, contravene or conflict with or constitute a violation of any provision of law, regulation, judgment, injunction, order or decree binding upon or applicable to RHCI or any of its Subsidiaries, (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of RHCI or any of its Subsidiaries or to a loss of any benefit to which RHCI or any of its Subsidiaries is entitled under any material agreement or other instrument binding upon RHCI or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by RHCI or any of its Subsidiaries, or
            (iv) result in the creation or imposition of any Lien on any material asset of RHCI or any of its Subsidiaries, except for any occurrences or results referred to in clauses (ii), (iii) and (iv) which would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

                      SECTION 4.05  Capitalization.  The authorized capital
                                    --------------
            stock of RHCI consists of 20,000,000 shares of RHCI Common Stock, 800,000 shares of Class A Preferred Stock, $1.00 par value per share (the "Class A Preferred Stock"), and 1,000,000 shares of Class B Preferred Stock, $1.00 par value per share, of which 333,333 shares have been designated as Class B Preferred Stock, Series 1987, $1.00 par value per share (the "Class B Preferred Stock, Series 1987") and 152,321 shares have been designated as the Class B Preferred Stock, Series C, $1.00 par value per share (the "Series C Preferred Stock"). As of September 15, 1996, there were outstanding (v) 8,306,726 shares of RHCI Common Stock (with attached common share purchase rights (the "Rights") in accordance with RHCI's Stockholder Rights Plan (the "Rights Plan") evidenced by the Rights Agreement dated August 1, 1995, as amended, between RHCI and First Union of North Carolina), (w) no shares of Class A Preferred Stock or Class B Preferred Stock, Series 1987, (x) 142,486 shares of Series C Preferred Stock (which such shares were then convertible into 1,424,860 shares of RHCI Common Stock)

            (with attached Rights in accordance with the Rights Plan), (y) employee and other stock options to purchase an aggregate of 1,967,411 shares of RHCI Common Stock and (z) warrants to purchase an aggregate of 908,588 shares of RHCI Common Stock. All outstanding shares of capital stock of RHCI have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section, and except for changes since September 15, 1996 resulting from the exercise of employee stock options or other obligations to issue shares of RHCI Common Stock referred to above outstanding on such date, there are outstanding as of the date hereof (i) no shares of capital stock or other voting securities of RHCI, (ii) no securities of RHCI convertible into or exchangeable for shares of capital stock or voting securities of RHCI, and (iii) no options, warrants or other rights to acquire from RHCI, and, no obligation of RHCI to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of RHCI (the items in clauses (i), (ii) and (iii) being referred to collectively as the "RHCI Securities"). There are no outstanding obligations of RHCI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any RHCI Securities. The shares of RHCI Common Stock and the shares of RHCI Series 1996 Preferred Stock to be exchanged for Shares and Company Preferred Shares, respectively, in the Merger have been duly authorized, except for any required approval by RHCI's stockholders of the issuance of RHCI Common Stock and RHCI Series 1996 Preferred Stock in connection with the Merger, and when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right. The transactions contemplated hereby will not by themselves result in the Rights under the Rights Plan becoming exercisable.

                      SECTION 4.06  Subsidiaries.  (a)  Each Subsidiary of RHCI
                                    ------------
            is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all corporate, partnership or company powers, as applicable, and, to RHCI's knowledge, all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Each Subsidiary of RHCI is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where failure to be would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect.

                      (b) Except (i) for certain limitations and restrictions
            set forth in the RHCI Credit Agreement and the RHCI Trust Indenture and (ii) in the case of certain Subsidiaries of RHCI the stock of which is pledged pursuant to the RHCI Credit Agreement and the RHCI Trust Indenture, all of the outstanding capital stock or other ownership interests, as applicable, of each Subsidiary of RHCI which is owned by RHCI, directly or indirectly, is owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, as applicable). There are no outstanding (i) securities of RHCI or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of RHCI, or (ii) options or other rights to acquire from RHCI or any of its Subsidiaries, and no other obligation of RHCI or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of RHCI (the items in clauses (i) and (ii) being referred to collectively as the "RHCI Subsidiary Securities"). Except as described or provided for in any RHCI SEC Filing (as defined below) or as disclosed on Exhibit
            4.06 to the RHCI Disclosure Schedule delivered by RHCI to the Company simultaneously with the execution and delivery hereof (the "RHCI Disclosure Schedule"), there are no outstanding obligations of RHCI or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding RHCI Subsidiary Securities.

                      SECTION 4.07  SEC Filings.  (a) RHCI has delivered or made
                                    -----------
            available to the Company (i) its annual report on Form 10-K for the fiscal year ended June 30, 1995 (the "RHCI 10-K"), (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended September 30, 1995, December 31, 1995 and March 31, 1996, (iii) its current reports on Form 8-K dated August 2, 1995 and September 20, 1995, (iv) its proxy statement relating to the annual meeting of stockholders held on November 10, 1995, and (v) all of its other reports, statements, schedules and registration statements filed by RHCI with the SEC since June 30, 1995, and in each case all materials incorporated therein by reference or filed therewith as exhibits (the filings referred to in clauses (i) through (v) above and the materials referred to above, in each case delivered or made available to the Company prior to the date hereof, being hereinafter referred to as the "RHCI SEC Filings").

                      (b) As of its filing date, each such report or statement
            filed pursuant to the Exchange Act complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                      (c) Each such registration statement and any amendment
            thereto filed pursuant to the Securities Act, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                      SECTION 4.08  Financial Statements.  The audited
                                    --------------------
            consolidated financial statements and unaudited consolidated interim financial statements of RHCI and its consolidated Subsidiaries included in the RHCI 10-K and the quarterly reports on Form 10-Q referred to in Section 4.07 fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of RHCI and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments, none of which, individually or in the aggregate, would have a RHCI Material Adverse Effect).

                      SECTION 4.09  Joint Proxy Statement/Prospectus;
                                    ---------------------------------
            Registration Statement.  None of the information supplied by RHCI
            ----------------------
            for inclusion in (a) the Joint Proxy Statement/Prospectus to be filed by the Company and RHCI with the SEC and any amendments or supplements thereto, or (b) the Registration Statement to be filed by RHCI with the SEC in connection with the Merger, and any amendments or supplements thereto, will, at the respective times when such documents are filed, and, in the case of the Joint Proxy Statement/Prospectus, at the time the Joint Proxy Statement/Prospectus or any amendment or supplement thereto is first mailed to stockholders of RHCI and at the time such stockholders vote on adoption of this Agreement and at the Effective Time, and, in the case of the Registration Statement, when it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All documents that RHCI is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable provisions of the Exchange Act, the Securities Act and state securities laws.

                      SECTION 4.10  Absence of Certain Changes.  Except as
                                    --------------------------
            contemplated hereby or as described or provided for in any RHCI SEC Filing or as disclosed on Exhibit 4.10 to the RHCI Disclosure Schedule, since March 31, 1996, RHCI and its Subsidiaries have conducted their business in all material respects in the ordinary course consistent with past practices and there has not been:

                      (a) any event, occurrence or development or state of
                 circumstances or facts, which affects or relates to RHCI or any of its Subsidiaries or the industry in which they operate, which has had or would reasonably be expected to have a RHCI Material Adverse Effect;

                      (b) any declaration, setting aside or payment of any
                 dividend or other distribution with respect to any shares of capital stock of RHCI, or any repurchase, redemption or other acquisition by RHCI or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, RHCI or any of its Subsidiaries;

                      (c) any amendment of any material term of any outstanding
                 security of RHCI or any of its Subsidiaries;

                      (d) any incurrence, assumption or guarantee by RHCI or any of its Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

                      (e) any creation or assumption by RHCI or any of its
                 Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

                      (f) any making of any loan, advance or capital
                 contributions to or investment in any Person other than loans, advances or capital contributions to or investments in wholly owned Subsidiaries of RHCI made in the ordinary course of business consistent with past practices;

                      (g) any change in any method of accounting or accounting
                 practice by RHCI or any of its Subsidiaries, except for any such change required by reason of a concurrent change in generally accepted accounting principles or to conform a Subsidiary's accounting policies and practices to those of RHCI;

                      (h) except for contractual obligations existing on the
                 date hereof, other than in the ordinary course of business consistent with past practices, any (i) grant of any severance or termination pay to any director, officer or employee of RHCI, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of RHCI or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of RHCI or any of its Subsidiaries;

                      (i) any material labor dispute, other than individual
                 grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of RHCI or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at March 31, 1996, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees;

                      (j) any actual or, to RHCI's knowledge, threatened dispute between RHCI or any of its Subsidiaries and any vendor or customer, other than disputes which would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect;

                      (k) any actual or, to RHCI's knowledge, threatened
                 suspension or cancellation of any governmental license, permit, authorization, consent or approval, other than those the suspension or cancellation of which would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect; or

                      (l) to RHCI's knowledge, any change in any federal or
                 state law, rule or regulation applicable to RHCI or any of its Subsidiaries, or in the interpretation or application thereof, which individually or in the aggregate has had or would reasonably be expected to have a RHCI Material Adverse Effect.

                      SECTION 4.11  No Undisclosed Material Liabilities.  Except
                                    -----------------------------------
            as described or provided for in any RHCI SEC Filing or as disclosed on Exhibit 4.11 to the RHCI Disclosure Schedule, there are no liabilities of RHCI or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which, individually or in the aggregate, have or would reasonably be expected to have a RHCI Material Adverse Effect, other than:

                           (i) liabilities disclosed or provided for in RHCI's
                 consolidated balance sheet dated as of March 31, 1996 included in RHCI's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 1996;

                          (ii) liabilities incurred in the ordinary course of
                 business consistent with past practices since March 31, 1996, which in the aggregate are not material to RHCI and its Subsidiaries, taken as a whole; and

                         (iii) liabilities under this Agreement.

                      SECTION 4.12  Litigation.  Except as described or provided
                                    ----------
            for in any RHCI SEC Filing or as disclosed on Exhibit 4.12 to the RHCI Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of RHCI, threatened against RHCI or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would have or reasonably be expected to have a RHCI Material Adverse Effect.

                      SECTION 4.13  Taxes.  (i) RHCI and its Subsidiaries have
                                    -----
            timely filed all tax returns, statements, reports and forms required to be filed with any tax authority when due in accordance with all applicable laws except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect; (ii) no deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof except for deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect; and (iii) RHCI is not liable and it is not reasonably likely that RHCI will be liable for any taxes not heretofore paid or reserved against in the RHCI March 31, 1996 financial statements except those which would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect.

                      SECTION 4.14  Tax Free Merger.  (a)  Following the Merger,
                                    ---------------
            the Surviving Corporation will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, held by the Company prior to the Merger, and at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, held by Merger Subsidiary prior to the Merger. For purposes of this representation, amounts used by the Company to pay reorganization expenses and all redemptions, distributions and payments, in cash or property, made by the Company in connection with the Merger shall be included as assets of the Company prior to the Merger.

                      (b) Prior to the Merger, RHCI will be in control of Merger
            Subsidiary within the meaning of Section 368(c) of the Code.

                      (c) RHCI has no plan or intention as part of the plan of
            the Merger to cause the Surviving Corporation to issue after the Effective Time additional shares of stock that would result in RHCI losing control of the Surviving Corporation within the meaning of
            Section 368(c) of the Code or any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the Surviving Corporation that, if exercised or converted, would affect RHCI's acquisition or retention of control of the Surviving Corporation, as defined in Section 368(c) of the Code.

                      (d) RHCI has no plan or intention to reacquire any of the
            RHCI Common Stock or RHCI Series 1996 Preferred Stock issued in the Merger.

                      (e) RHCI has no plan or intention to liquidate the
            Surviving Corporation, to merge the Surviving Corporation with or into another corporation or to sell or otherwise dispose of the Surviving Corporation stock except for transfers of stock to a corporation controlled by RHCI.

                      (f) Following the Merger, the Surviving Corporation will
            continue the Company's historic business or use a significant portion of its historic business assets in a business.

                      (g) Merger Subsidiary will have no liabilities assumed by
            the Company and will not transfer to the Company any assets subject to liabilities, in the Merger.

                      (h) There is no intercorporate indebtedness existing
            between RHCI and the Company or between Merger Subsidiary and the Company that was issued, acquired, or will be settled, in any case at a discount.

                      (i) Except as provided in Section 10.04 of this Agreement,
            RHCI and Merger Subsidiary will pay their respective expenses incurred in connection with the Merger.

                      (j) Neither RHCI nor Merger Subsidiary is an investment
            company as such term is defined in Section 368(a)(2)(F)(iii) and
            (iv) of the Code.

                      (k) Following the Effective Time, RHCI shall use its best
            efforts, and shall cause the Surviving Corporation to use its best efforts, to conduct its business and the Surviving Corporation's business in a manner which would not jeopardize the characterization of the Merger as a reorganization within the meaning of Section 368(a)(2)(E) of the Code.

                      SECTION 4.15  ERISA.  (a)  "RHCI Employee Plans" shall
                                    -----
            mean each "employee benefit plan", as defined in Section 3(3) of ERISA, which (i) is subject to any provision of ERISA and (ii) is maintained, administered or contributed to by RHCI or any affiliate (as defined in Section 3.15) and covers any employee or former employee of RHCI or any affiliate or under which RHCI or any affiliate has any liability. No RHCI Employee Plan individually or collectively constitutes a "defined benefit plan" as defined in
            Section 3(35) of ERISA.

                      (b) No RHCI Employee Plan constitutes a "multiemployer
            plan", as defined in Section 3(37) of ERISA, and no RHCI Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code. No RHCI Employee Plan is subject to Title IV of ERISA. Neither RHCI nor any of its affiliates has incurred, nor has reason to expect to incur, any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan previously covered by Title IV of ERISA that would have, or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any RHCI Employee Plan has or will make RHCI or any of its Subsidiaries or any officer of director of RHCI or any of its Subsidiaries subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code that would have, or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect.

                      (c) Except to the extent it would not have, or reasonably
            be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect, (i) each RHCI Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code, and (ii) each RHCI Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, final rules and final regulations, including but not limited to ERISA and the Code, which are applicable to such Plan.

                      (d) RHCI does not provide, nor has it made any current or
            past commitment to provide, post-retirement health and medical benefits for retired employees of RHCI or its affiliates, except as specifically required under Section 4980B of the Code or Section 601 of ERISA. RHCI has substantially complied with the notice and continuation requirements of Section 4980B of the Code and Section 601 of ERISA.

                      SECTION 4.16  Compliance with Laws.  Except as described
                                    --------------------
            or provided for in any RHCI SEC Filing or as disclosed on Exhibit
            4.16 to the RHCI Disclosure Schedule, neither RHCI nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations other than violations which would not, in the aggregate, reasonably be expected to have a RHCI Material Adverse Effect.

                      SECTION 4.17  Finders' Fees.  Except for Houlihan, Lokey,
                                    -------------
            Howard & Zukin, Inc. ("Houlihan Lokey"), whose fees will be paid by RHCI, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of RHCI or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

                      SECTION 4.18  Opinion of Financial Advisor.  RHCI has
                                    ----------------------------
            received the opinion of Houlihan Lokey to the effect that, as of the date of such opinion, the Conversion Number and the Preferred Conversion Number are fair to RHCI from a financial point of view, a copy of which opinion will be delivered to the Company.

                      SECTION 4.19  Vote Required.  The affirmative vote of the
                                    -------------
            holders of a majority of the shares of RHCI Common Stock and Series C Preferred Stock (voting with the RHCI Common Stock on the basis of the number of shares of RHCI Common Stock into which such Series C Preferred Stock is convertible) voted at a meeting of stockholders is the only vote of the holders of any class or series of RHCI's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                      SECTION 4.20  Medicare and Medicaid.  Except as described
                                    ---------------------
            or provided for in any RHCI SEC Filing or as disclosed on Exhibit
            4.20 to the RHCI Disclosure Schedule, RHCI and its Subsidiaries have complied in all material respects with all Medicare and Medicaid laws, rules and regulations and have filed all returns, cost reports and other filings in the manner prescribed, except where the failure to do so would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect. Except as described or provided for in any RHCI SEC Filing or as disclosed on Exhibit 4.20 to the RHCI Disclosure Schedule, all returns, cost reports and other filings made by RHCI and its Subsidiaries to Medicare, Medicaid or any other governmental health or welfare related entity or any other third party payor are in all material respects true and complete, except where the failure to be so would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect. Except as described or provided for in any RHCI SEC Filing or as disclosed on
            Exhibit 4.20 to the RHCI Disclosure Schedule, no deficiency in any such returns, cost reports and other filings, including deficiencies for late filings, has been asserted or, to RHCI's knowledge, threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid or third party payor claims, and, to the knowledge of RHCI, there is no basis for any claims or requests for reimbursement from any such agency, instrumentality, entity or third party payor except for any deficiencies which would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect. Neither RHCI nor any of its Subsidiaries has been subject to any audit relating to fraudulent Medicare or Medicaid procedures or practices, except for audits which would not have or reasonably be expected to have, individually or in the aggregate, a RHCI Material Adverse Effect.

                                   ARTICLE V.

                            COVENANTS OF THE COMPANY
                            ------------------------

                      The Company agrees with RHCI that:

                      SECTION 5.01  Conduct of the Company.  Except as expressly
                                    ----------------------
            contemplated by this Agreement or as described or provided for in any Company SEC Filing or as disclosed in writing by the Company (including in the Company Disclosure Schedule) prior to the date of this Agreement, from the date hereof until the earlier to occur of the Effective Time and the termination hereof, the Company and its Subsidiaries (i) shall conduct their business in the ordinary course consistent with past practice and (ii) shall use their respective best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Except as otherwise approved in writing by RHCI or as expressly contemplated by this Agreement, and without limiting the generality of the foregoing, from the date hereof until the Effective Time:

                      (a) the Company will not adopt or propose any change in its certificate of incorporation or bylaws;

                      (b) the Company will not, and, except with respect to the Apex Transaction (as hereinafter defined), will not permit any of its Subsidiaries to, merge or consolidate with any other Person (other than another wholly owned Subsidiary) or acquire a material amount of stock or assets of any other Person;

                      (c) except with respect to the sale (whether by sale of all or substantially all of its assets or capital stock, or by merger or other business combination) of, or the discontinuance of the operations of, Apex Healthcare, Inc. and its Subsidiaries (the "Apex Transaction"), the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course consistent with past practice or (iii) transfers between the Company and/or its Subsidiaries;

                      (d) except in respect of the Company Preferred Shares, the Company will not declare or pay any dividends or make any distributions on any Company Securities;

                      (e) the Company will not, and will not permit any of its Subsidiaries to, (i) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any Company Securities or Company Subsidiary Securities, other than the issuance of the Company Preferred Shares, the issuance of Company Securities under the Ramsay Managed Care, Inc. 1994 Stock Option Plan the Ramsay Managed Care, Inc. 1996 Long Term Incentive Plan and the Ramsay Managed Care, Inc. 1994 Employee Stock Purchase Plan or the issuance of Shares either upon the exercise of Company Options or Company Warrants or conversion of the Company Preferred Shares, (ii) split, combine or reclassify any Company Securities or Company Subsidiary Securities or (iii) repurchase, redeem or otherwise acquire any Company Securities or any Company Subsidiary Securities;

                      (f) except as otherwise expressly permitted hereby, the Company will not make any commitment or enter into any contract or agreement material to the Company and its Subsidiaries taken as a whole except in the ordinary course of business consistent with past practice;

                      (g) except as otherwise expressly permitted hereby, the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing;

                      (h) the Company will not, and will not permit any of its Subsidiaries to, take or agree to commit to take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time; or

                      (i) except as otherwise provided in this Agreement, the Company may, and upon RHCI's request will, upon the occurrence of any condition entitling the Company to repurchase any Shares subject to such repurchase, take any and all steps to consummate the repurchase of such Shares.

                      SECTION 5.02  Access to Information.  From the date hereof
                                    ---------------------
            until the earlier to occur of the Effective Time and the termination hereof, the Company will give RHCI, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of the Company and its Subsidiaries, will furnish to RHCI, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with RHCI in its investigation of the business of the Company and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Company to RHCI hereunder. All nonpublic information provided to, or obtained by, RHCI in connection with the transactions contemplated hereby shall be "Evaluation Material" for purposes of the Confidentiality Agreement dated as of August 19, 1996 between RHCI and the Company.

                      SECTION 5.03  Other Offers.  Except in connection with the
                                    ------------
            Apex Transaction, from the date hereof until the earlier to occur of the Effective Time and the termination hereof, the Company and its Subsidiaries and the officers, directors, employees or other agents of the Company and its Subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Company Acquisition Proposal (as defined below) or (ii) unless otherwise required in accordance with the fiduciary duties of the Board of Directors under applicable law as advised by counsel to the Company, engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person that may be considering making, or has made, a Company Acquisition Proposal. Except in connection with the Apex Transaction, the Company will promptly notify RHCI after receipt of any Company Acquisition Proposal or any indication that any Person is considering making a Company Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that may be considering making, or has made, a Company Acquisition Proposal. For purposes of this Agreement, "Company Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any of its Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement and other than the Apex Transaction.

                      SECTION 5.04  Notices of Certain Events.  The Company
                                    -------------------------
            shall promptly notify RHCI of:

                      (i) any notice or other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement;

                      (ii) any notice or other communication from any
                 governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                      (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.12 or which relate to the consummation of the transactions contemplated by this Agreement, or of any event or circumstance which would cause any of the Company's representations and warranties contained herein to be incorrect in any material respect.

                      SECTION 5.05  Affiliates.  To ensure that the issuance of
                                    ----------
            RHCI Common Stock and RHCI Series 1996 Preferred Stock in the Merger complies with the Securities Act, prior to the Effective Time, the Company shall cause to be delivered to RHCI a list identifying each Person who might at the time of the meeting of the Company's stockholders be deemed to be an "affiliate" of the Company for purposes of Rule 145 under the Securities Act (each, a "Securities Act Affiliate"). The Company shall use its best efforts to obtain from each Person who is identified as a possible Securities Act Affiliate prior to the Effective Time an agreement (a "Securities Act Affiliate Agreement") providing that such person will not offer to sell, sell or otherwise dispose of any RHCI Common Stock or RHCI Series 1996 Preferred Stock issued to such Person in the Merger in violation of the Securities Act.

                      SECTION 5.06  Tax Letters.  To ensure that the Merger will
                                    -----------
            qualify as a reorganization within the meaning of Section 368 of the Code, the Company will use its best efforts to obtain from each of Paul J. Ramsay and each of his affiliated companies which owns Shares or Company Preferred Shares at or before the Effective Time, a representation letter (a "Tax Letter") stating that such stockholder has no present plan or intention to sell any of the shares of RHCI Common Stock or RHCI Series 1996 Preferred Stock which such stockholder receives in the Merger.

                                  ARTICLE VI.

                               COVENANTS OF RHCI
                               -----------------

                      RHCI agrees with the Company that:

                      SECTION 6.01  Conduct of RHCI.  Except as expressly
                                    ---------------
            contemplated by this Agreement, from the date hereof until the earlier to occur of the Effective Time and the termination hereof, unless the Company shall have consented in writing thereto (which consent shall not be unreasonably withheld or delayed), RHCI and its Subsidiaries (i) shall conduct their business in the ordinary course consistent with past practice, (ii) shall use their respective best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees, and (iii) shall not amend any of the material terms or provisions of any of the RHCI Securities, except for any such amendments which affect equally all shares of RHCI Common Stock or all shares of RHCI Series 1996 Preferred Stock, as the case may be.

                      SECTION 6.02  Access to Information.  From the date hereof
                                    ---------------------
            until the earlier to occur of the Effective Time and the termination hereof, RHCI will give the Company, its counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and records of RHCI and its Subsidiaries, will furnish to the Company, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct RHCI's employees, counsel and financial advisors to cooperate with the Company in its investigation of the business of RHCI and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by RHCI to the Company hereunder. All nonpublic information provided to, or obtained by, the Company in connection with the transactions contemplated hereby shall be "Evaluation Material" for purposes of the Confidentiality Agreement dated as of August 19, 1996 between RHCI and the Company.

                      SECTION 6.03  Obligations of Merger Subsidiary.  RHCI will
                                    --------------------------------
            take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

                      SECTION 6.04  Director and Officer Liability.  From and
                                    ------------------------------
            after the Effective Time, (a) RHCI shall indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries against all losses, claims, damages and liability in respect of acts or omissions occurring at or prior to the Effective Time and (b) the Surviving Corporation shall indemnify, defend and hold harmless to the fullest extent permitted by law the present and former officers and directors of the Company and its Subsidiaries against all losses, claims, damages and liability in respect of acts or omissions occurring at or prior to the Effective Time. RHCI shall cause the Surviving Corporation (and its successors and assigns) to establish and maintain provisions in its certificate of incorporation or by-laws concerning the indemnification and exoneration of the Company's and its Subsidiaries' former and present officers, directors, employees and agents that are no less favorable to those persons than the provisions of the Company's certificate of incorporation and by-laws in effect on the date hereof.

                      SECTION 6.05  NASDAQ National Market System Listing.  RHCI
                                    -------------------------------------
            shall use its best efforts to cause the shares of RHCI Common Stock to be issued in the Merger and the shares of RHCI Common Stock issuable upon the conversion of the RHCI Series 1996 Preferred Stock and issuable in connection with the exercise of Substitute Securities to be approved for listing on the NASDAQ National Market System subject to official notice of issuance, prior to the Effective Time.

                      SECTION 6.06  Notice of Certain Events.  Each of RHCI and
                                    ------------------------
            Merger Subsidiary shall promptly notify the Company of:

                      (i) any notice or other communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement;

                      (ii) any notice or other communication from any
                 governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

                      (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting it or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to

                 Section 4.12 or which relate to the consummation of the transactions contemplated by this Agreement, or of any event or circumstance which would cause any of RHCI's representations and warranties contained herein to be incorrect in any material respect.

                                  ARTICLE VII.

                       COVENANTS OF RHCI AND THE COMPANY
                       ---------------------------------

                      The parties hereto agree with each other that:

                      SECTION 7.01  Best Efforts.  Subject to the terms and
                                    ------------
            conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

                      SECTION 7.02  Certain Filings.  The Company and RHCI shall
                                    ---------------
            cooperate with one another (a) in connection with the preparation of the Registration Statement and Joint Proxy Statement/Prospectus, and
            (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Registration Statement and Joint Proxy Statement/Prospectus and seeking timely to obtain any such actions, consents, approvals or waivers.

                      SECTION 7.03  Public Announcements.  RHCI and the Company
                                    --------------------
            will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or interdealer quotation system, will not issue any such press release or make any such public statement prior to such consultation.

                      SECTION 7.04  Further Assurances.  At and after the
                                    ------------------
            Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments, assurances, instruments or other documents and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                      SECTION 7.05  Stockholder Meeting.  Each of RHCI and the
                                    -------------------
            Company shall cause a meeting of its stockholders (each, a "Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Directors of RHCI and the Directors of the Company shall, unless otherwise required in accordance with their fiduciary duties as advised by counsel, recommend approval and adoption of this Agreement and the Merger by RHCI's stockholders and the Company's stockholders, respectively.
            In connection with such meetings, each of RHCI and the Company will, subject to the foregoing, use its best efforts to obtain the necessary approvals by its stockholders of this Agreement, the transactions contemplated hereby and such other matters as are contemplated by the terms of this Agreement or required by Delaware Law, and will otherwise comply with all legal requirements applicable to such meetings.

                      SECTION 7.06  Preparation of the Joint Proxy
                                    ------------------------------
            Statement/Prospectus and Registration Statement.  RHCI and the
            -----------------------------------------------
            Company shall promptly prepare and file with the SEC a preliminary version of the Joint Proxy Statement/Prospectus and will use their best efforts to respond to the comments of the SEC in connection therewith and to furnish all information required to prepare the definitive Joint Proxy Statement/Prospectus. After receiving comments from the SEC, RHCI shall promptly file with the SEC the Registration Statement containing the Joint Proxy Statement/Prospectus. Each of RHCI and the Company shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. RHCI shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process in any jurisdiction) required to be taken under any applicable state securities laws in connection with the issuance of RHCI Common Stock and RHCI Series 1996 Preferred Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Shares and Company Preferred Shares as may be reasonably requested in connection with any such action. Promptly after the effectiveness of the Registration Statement, each party will cause the Joint Proxy Statement/Prospectus to be mailed to its stockholders, and if necessary, after the definitive Joint Proxy Statement/Prospectus shall have been mailed, promptly circulate amended, supplemented or supplemental proxy materials and, if required in connection therewith, resolicit proxies.

                                 ARTICLE VIII.

                            CONDITIONS TO THE MERGER
                            ------------------------

                      SECTION 8.01  Conditions to the Obligations of Each Party.
                                    -------------------------------------------
            The obligations of the Company, RHCI and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

                      (i) this Agreement shall have been adopted by the requisite vote of the stockholders of the Company in accordance with Delaware Law;

                      (ii) any applicable waiting period under the HSR Act relating to the Merger shall have expired;

                      (iii) no provision of any applicable domestic law or regulation and no judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger;

                      (iv) there shall have been approved, by the requisite vote of RHCI's stockholders, the issuance of RHCI Common Stock and RHCI Series 1996 Preferred Stock in connection with the Merger in accordance with the rules of the NASD;

                      (v) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before the SEC;

                      (vi) the shares of RHCI Common Stock to be issued in the Merger and the shares of RHCI Common Stock issuable upon the conversion of RHCI Series 1996 Preferred Stock to be issued in the Merger shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance and satisfactory distribution;

                      (vii) RHCI and the Company shall have received an opinion from recognized tax counsel, based upon certain factual representations of the Company, RHCI and Merger Subsidiary reasonably requested by such counsel, dated the date of the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, in form and substance reasonably satisfactory to the Company and RHCI; and

                      (viii) RHCI shall have received the consents required for the consummation of the transactions contemplated hereby pursuant to the RHCI Credit Agreement and the RHCI Trust Indenture.

                      SECTION 8.02  Conditions to the Obligations of RHCI and
                                    -----------------------------------------
            Merger Subsidiary.  The obligations of RHCI and Merger Subsidiary to
            -----------------
            consummate the Merger are subject to the satisfaction of the following further conditions:

                      (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of the Company contained in this Agreement shall be true in all material respects at and as of the Effective Time as if made at and as of such time, and RHCI shall have received a certificate signed by an executive officer of the Company to the foregoing effect;

                      (ii) receipt by RHCI of the Tax Letters and of a
                 Securities Act Affiliates Agreement from each Securities Act Affiliate; and

                      (iii) RHCI shall have received a copy of the resolutions of the Board of Directors of the Company authorizing the Merger, which copy shall be certified by an executive officer of the Company.

                      SECTION 8.03  Conditions to the Obligations of the
                                    ------------------------------------
            Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

                      (i) RHCI and Merger Subsidiary shall have performed in all material respects all of their respective obligations hereunder required to be performed by them at or prior to the Effective Time, the representations and warranties of RHCI and Merger Subsidiary contained in this Agreement shall be true in all material respects at and as of the Effective Time as if made at and as of such time, and the Company shall have received a certificate signed by an executive officer of each of RHCI and Merger Subsidiary to the foregoing effect;

                      (ii) the Company shall have received a copy of the
                 resolutions of the Board of Directors of RHCI authorizing the Merger, which copy shall be certified by an executive officer of RHCI;

                      (iii) a Certificate of Designations shall have been duly filed by RHCI with the Secretary of State of the State of Delaware with respect to the RHCI Series 1996 Preferred Stock, which Certificate of Designations shall provide that the RHCI Series 1996 Preferred Stock shall have the following rights and preferences: (i) each share of RHCI Series 1996 Preferred Stock shall be entitled to the payment of cumulative cash dividends at an annual rate of $1.50 per share payable quarterly in arrears, (ii) each share of RHCI Series 1996 Preferred Stock shall be entitled to a liquidation preference of $30.00 per share payable prior to any distribution of assets or funds of RHCI to any class of capital stock of RHCI other than the Series C Preferred Stock, (iii) each share of RHCI Series 1996 Preferred Stock shall be entitled to a number of votes per share on all matters put to a vote of stockholders of RHCI (voting together with the holders of RHCI Common Stock and Series C Preferred Stock as one class) equal to the number of whole shares of RHCI Common Stock into which such share of RHCI Series 1996 Preferred Stock is then convertible, (iv) each share of RHCI Series 1996 Preferred Stock shall be convertible at any time into a number of shares of RHCI Common Stock determined by dividing the conversion price (which, subject to antidilution adjustments, initially shall be $3.00) into $30.00, (v) each share of RHCI Series 1996 Preferred Stock shall otherwise be entitled to rights and preferences substantially similar to those applicable to the Company Preferred Stock; and

                      (iv) RHCI shall have caused Merger Subsidiary to amend the certificate of incorporation of Merger Subsidiary to comply with Section 6.04, all in form and substance reasonably satisfactory to the Company.

                                  ARTICLE IX.

                                  TERMINATION
                                  -----------

                      SECTION 9.01  Termination.  This Agreement may be
                                    -----------
            terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company or RHCI);

                      (i)  by mutual written consent of the Company and RHCI;

                      (ii) by either the Company or RHCI, if the Merger has not
                 been consummated by April 30, 1997 (provided that the right to terminate this Agreement under this clause shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure to consummate the Merger by such date);

                      (iii) by either the Company or RHCI, if there shall be any applicable domestic law, rule or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of a court of competent jurisdiction shall restrain or prohibit the consummation of the Merger, and such judgment, injunction, order or decree shall become final and nonappealable;

                      (iv) by either the Company or RHCI, if the stockholder
                 approvals referred to in Section 8.01(i) or 8.01 (iv) shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote at a duly held meeting of stockholders or at any adjournment thereof; or

                      (v) by either the Company or RHCI (the "Terminating Party") if (x) there has been a breach by the other party of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a RHCI Material Adverse Effect or Company Material Adverse Effect, as the case may be, or (y) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Terminating Party to the other party, or (z) the Company has entered into an agreement or agreement in principle with respect to any Company Acquisition Proposal.

                      SECTION 9.02  Effect of Termination.  If this Agreement is
                                    ---------------------
            terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in Section 10.04, the last sentence of Section 5.02 and the last sentence of Section
            6.02 shall survive the termination hereof and (b) the parties shall be liable for any willful breaches hereof.

                                   ARTICLE X.

                                 MISCELLANEOUS
                                 -------------

                      SECTION 10.01  Notices.  All notices, requests and other
                                     -------
            communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

                 if to RHCI or Merger Subsidiary, to:

                          Entergy Corporation Building
                          639 Loyola Avenue
                          Suite 1700
                          New Orleans, Louisiana  70113
                          Telephone:  (504) 525-2505
                          Telecopy:   (504) 585-0505
                          Attention:  President

                 with a copy to:

                          Haythe & Curley
                          237 Park Avenue
                          New York, New York  10017
                          Telephone:  (212) 880-6000
                          Telecopy:   (212) 682-0200
                          Attention:  Bradley P. Cost, Esq.

                 if to the Company, to:

                          Entergy Corporation Building
                          639 Loyola Avenue
                          Suite 1725
                          New Orleans, Louisiana  70113
                          Telephone:  (504) 585-0515
                          Telecopy:   (504) 585-0506
                          Attention:  President

                 with a copy to:

                          Foley & Lardner

                          Suite 1800
                          111 North Orange Avenue
                          Orlando, Florida  32802
                          Telephone:  (407) 423-7656
                          Telecopy:   (407) 648-1743
                          Attention:  John A. Sanders, Esq.

            or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate answerback is received or (ii) if given by any other means, when delivered at the address specified in this Section.

                      SECTION 10.02  Survival of Representations and Warranties.
                                     ------------------------------------------
            The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except Section 6.04, Section
            7.04 and Article I.

                      SECTION 10.03  Amendments; No Waivers.  (a)  Any provision
                                     ----------------------
            of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, RHCI and Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that (i) any waiver or amendment shall be effective against a party only if the special committee of the Board of Directors of such party approves such waiver or amendment and only such special committee of the Board of Directors can take actions on behalf of that party and (ii) after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders and each party's Board of Directors upon recommendation of its special committee, alter or change (x) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (y) any term of the certificate of incorporation of the Surviving Corporation or (z) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

                      (b) No failure or delay by any party in exercising any
            right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                      SECTION 10.04  Fees and Expenses.
                                     -----------------

                      (a) Except as otherwise provided in this Section, all
            costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                      (b) In the event that the Company shall have entered into
            an agreement or agreement in principle with respect to any Company Acquisition Proposal before termination of this Agreement, and the Company or RHCI shall terminate this Agreement, the Company agrees promptly to reimburse RHCI in immediately available funds for all of RHCI's reasonable documented out-of-pocket expenses (up to a maximum of $1,000,000) but in no event later than five business days after the termination of this Agreement.

                      (c) The Company and RHCI shall each pay one-half of all
            costs and expenses related to printing, filing and mailing the Registration Statement and the Joint Proxy Statement/Prospectus and all SEC and other regulatory filing fees.

                      SECTION 10.05  Successors and Assigns.  The provisions of
                                     ----------------------
            this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

                      SECTION 10.06  Governing Law.  This Agreement shall be
                                     -------------
            construed in accordance with and governed by the law of the State of Delaware applicable in the case of agreements made and to be performed entirely within such State.

                      SECTION 10.07  Counterparts; Effectiveness.  This
                                     ---------------------------
            Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                      SECTION 10.08  Entire Agreement.  This Agreement and the
                                     ----------------
            Confidentiality Agreement dated as of August 19, 1996 between RHCI and the Company constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not expressly set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except for the provisions of Section 6.04, which are intended for the benefit of the Company's former and present officers, directors, employees and agents and the provisions of Article I, which are intended for the benefit of the Company's stockholders, including holders of Restricted Stock, Company Options, and Company Warrants.

                       *          *          *          *

                      IN WITNESS WHEREOF, the parties hereto have caused this
            Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                           RAMSAY MANAGED CARE, INC.



                                           By:/s/ Martin Lazoritz
                                              --------------------------
                                           Title:  Executive Vice
                                                    President



                                           RAMSAY HEALTH CARE, INC.



                                           By:/s/ Remberto Cibran
                                              ---------------------------
                                           Title: President



                                           RHCI ACQUISITION CORP.



                                           By:/s/ Remberto Cibran
                                              ---------------------------
                                           Title:  President

                                  ATTESTATIONS



                      I, Warwick D. Syphers, Executive Vice President of Ramsay
            Managed Care, Inc., a Delaware corporation ("RMCI"), certify that the signature of Martin Lazoritz, Executive Vice President of RMC, appearing on the foregoing Agreement and Plan of Merger dated as of October 1, 1996 among RMCI, Ramsay Health Care, Inc. and RHCI Acquisition Corp., is a true specimen of his signature.


            Dated as of October 1, 1996


                                           /s/ Warwick D. Syphers
                                           -----------------------------
                                           Warwick D. Syphers
                                           Executive Vice President


                      I, Luis E. Lamela, Vice Chairman of the Board of Ramsay
            Health Care, Inc., a Delaware corporation ("RHCI"), certify that the signature of Remberto Cibran, President of RHCI, appearing on the foregoing Agreement and Plan of Merger dated as of October 1, 1996 among Ramsay Managed Care, Inc., RHCI and RHCI Acquisition Corp., is a true specimen of his signature.

            Dated as of October 1, 1996


                                           /s/ Luis E. Lamela
                                           -----------------------------
                                           Luis E. Lamela
                                           Vice Chairman of the Board


                      I, Luis E. Lamela, Vice Chairman of the Board of RHCI
            Acquisition Corp., a Delaware corporation ("Merger Subsidiary"), certify that the signature of Remberto Cibran, President of Merger Subsidiary, appearing on the foregoing Agreement and Plan of Merger dated as of October 1, 1996 among Ramsay Managed Care, Inc., Ramsay Health Care, Inc. and Merger Subsidiary, is a true specimen of his signature.

            Dated as of October 1, 1996

                                           /s/ Luis E. Lamela
                                           -----------------------------
                                           Luis E. Lamela
                                           Vice Chairman of the Board